EXHIBIT 99.1

At the Company: Katrina Becker Director, Corporate Communications (402) 578-3193 kbecker@ameritrade.com	For Investors: Tim Nowell Director, Investor Relations (402) 597-8440 tnowell@ameritrade.com
TD AMERITRADE DEAL IMMEDIATELY ACCRETIVE
Second Best Quarter in Company History
Asset-Based Revenues Top 50 Percent
Joe Moglia Agrees to 5-Year Contract
OMAHA, Neb., April 24, 2006 –TD AMERITRADE Holding Corporation (NASDAQ: AMTD) today announced that its acquisition of TD Waterhouse is immediately accretive and that it realized the second best quarter in Company history.(1)
Quarterly Results
Following are results for the quarter ended March 31, 2006. These metrics reflect combined results following the close of Ameritrade Holding Corporation’s acquisition of TD Waterhouse Group, Inc., on Jan. 24, 2006, through the end of the fiscal quarter.
•	Record net income of $173 million, or $0.30 per diluted share ($0.22 per diluted share excluding a one-time gain realized on the sale of the Company’s investment in Knight Capital Group, Inc.);(2)

•	Non-GAAP EPS(2) of $0.26;

•	Record pre-tax income of $282 million, or 57 percent of net revenues ($203 million, or 41 percent of net revenues, excluding the gain on Knight);

•	Record operating margin(2) of $251 million, or 50 percent;

•	Record EBITDA(2) of $324 million, or 65 percent ($246 million, or 49 percent, excluding the gain on Knight);

•	Record net revenues of $497 million;

•	Average client trades per day of approximately 254,000;

•	Annualized return on equity of 34 percent for the quarter, excluding the gain on Knight;

•	Client assets of approximately $262.9 billion, including $36.6 billion of client cash and money market funds;

•	Liquid assets(2) of $374 million; cash and cash equivalents of $483 million;

•	140,000 new accounts at an average cost of $339 per account, 61,000 closed accounts, 6,070,000 Total Accounts, 3,293,000 Qualified Accounts;(3) and

•	Average client margin balances of approximately $6.8 billion. On March 31, 2006, client margin balances were approximately $7.8 billion.
“The TD Waterhouse deal is already accretive, and today we reach a milestone in our integration efforts as we launch our new value propositions and brand,” said Joe Moglia, chief executive officer.
New Value Propositions Launched
As was detailed in a separate news release distributed today, the Company has announced new value propositions for the retail client base of its brokerage subsidiary. While management is confident that the simple, straightforward pricing schedule will help with account growth and retention, it has not included any of these potential benefits in its new guidance. The quantifiable impact of these changes was factored into the updated Outlook Statement.
“Over the last few years, as we have rolled out new initiatives, we have consistently not provided the positive impact until we started to see progress on our assumptions. In a similar manner, the guidance we have provided assumes none of the expected benefits from incremental accounts, trades or assets. As we see results, we will provide an update,” added Moglia.
Outlook Updated
The Company has adjusted its fiscal 2006 and 2007 Outlook Statement. The midpoint for fiscal 2006 is increasing $0.03 per share to $0.94, and the midpoint for fiscal 2007 is $1.06, a $0.09 decrease. The principal changes include the effect of the new value propositions, the two recent increases in the Fed Funds Rate and the actual results for the March 2006 quarter. An updated Outlook Statement is available at the Company’s corporate Web site located at www.amtd.com .

Joe Moglia Renews Commitment
Joe Moglia has agreed in principle to a new five-year contract, of which over 90 percent is performance-based, that includes an initial three-year term and an automatic two-year extension, extending his employment as CEO until 2011. Under the agreement, Moglia will receive:
•	An annual base salary of $1 million and an annual $9 million performance-based bonus, $3 million of which is in cash and $6 million in an equity award; and

•	An up-front $10 million performance-based equity award, which will cliff vest in three years.
“I am very excited about what I believe we can do for clients and shareholders over the next five years. Since March 2001, our stock has outperformed the S&P 500 by more than 250 percent. Our shareholders have benefited from our growth and were additionally rewarded this year with a $6 dividend – one of the largest paid in U.S. history,” Moglia continued.
Other Corporate News
Executive Vice President and Chief Strategy Officer Phylis M. Esposito has decided not to renew her contract in order to pursue other opportunities in the financial services industry. Managing Director William Murray will oversee investor relations functions and serve as a liaison with government and regulatory agencies. He will report directly to Chief Financial Officer and Chief Administrative Officer Randy MacDonald.

Company Hosts Conference Call
The Company will host its March Quarter conference call this morning, April 24, 2006, at 7:30 a.m. CT. Participants may listen to the call by dialing 1-877-502-9273. A live Webcast will also be available online at the Company’s Web site, www.amtd.com.
As the Company will be discussing a number of financial metrics, participants are encouraged to download the slides associated with the presentation from the Web site before the start of the call. A podcast and an archived version of the presentation will be available following the call.
AMTD-E
About TD AMERITRADE Holding Corporation
TD AMERITRADE Holding Corporation, through its brokerage subsidiaries,(4) provides a dynamic balance of investment products and services that furthers the Independent Spirit of individual investors. The Company’s full spectrum of services include a leading active trader program and long-term investor solutions, including a national branch system, as well as relationships with one of the largest networks of independent registered investment advisors. The Company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.
Forward-looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any statements regarding financial guidance and future operations are forward-looking statements. These statements reflect only our current expectations or plans and are not guarantees of future performance, results or operations. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, integration associated with the TD Waterhouse transaction, realization of synergies from the TD Waterhouse transaction, regulatory and legal matters and uncertainties and other risk factors described in our latest Quarterly Report on Form 10-Q/A filed with the SEC on Feb. 10, 2006 and our latest Annual Report on Form 10-K filed with the SEC on Dec. 14, 2005. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(1)	Second best quarter references $0.22 earnings per share, which excludes a one-time gain realized on the sale of the Company’s investment in Knight Capital Group, Inc.

(2)	See attached reconciliation of financial measures.

(3)	Total Accounts include all open client accounts (funded and unfunded), except clearing accounts, and include those accounts purchased in the TD Waterhouse acquisition and excludes those accounts included in the sale of Ameritrade Canada to TD Bank Financial Group. Qualified Accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts. See Glossary of Terms on the Company’s web site at www.amtd.com for additional information.

(4)	TD AMERITRADE, Inc., member NASD/SIPC, receives clearing and custodial services from Ameritrade, Inc., member NASD/SIPC, and National Investor Services Corporation (NISC), member NYSE/SIPC. TD AMERITRADE, Ameritrade and NISC are subsidiaries of TD AMERITRADE Holding Corporation.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Six Months Ended
	Mar. 31, 2006	Mar. 25, 2005	Mar. 31, 2006	Mar. 25, 2005

Revenues:
Commissions and clearing fees	$221,394	$127,973	$351,193	$281,519

Interest revenue	254,048	116,301	431,402	229,402
Brokerage interest expense	(80,648)	(30,169)	(130,402)	(54,849)

Net interest revenue	173,400	86,132	301,000	174,553

Money market deposit account fees	45,306	—	45,306	—
Money market and other mutual fund fees	32,503	5,438	40,164	11,493
Other	24,623	12,962	36,824	26,922

Net revenues	497,226	232,505	774,487	494,487

Expenses:
Employee compensation and benefits	111,722	42,850	156,614	86,839
Clearing and execution costs	12,403	6,371	18,370	12,900
Communications	17,164	9,450	25,918	18,896
Occupancy and equipment costs	18,148	9,588	33,195	20,593
Depreciation and amortization	5,181	2,230	8,664	4,832
Amortization of acquired intangible assets	11,281	3,144	14,790	6,814
Professional services	37,072	9,208	46,665	18,775
Interest on borrowings	25,796	449	26,444	1,006
Gain on disposal of property	(219)	(148)	(426)	(246)
Other	8,818	5,160	15,826	9,107
Advertising	47,477	27,525	74,041	50,635
Unrealized fair value adjustments of derivative instruments	(986)	(10,336)	10,717	2,669

Total expenses	293,857	105,491	430,818	232,820

Income before other income and income taxes	203,369	127,014	343,669	261,667

Other income:
Gain on disposal of investment	78,840	0	78,840	0

Pre-tax income	282,209	127,014	422,509	261,667
Provision for income taxes	109,374	49,643	163,677	99,887

Net income	$172,835	$77,371	$258,832	$161,780

Basic earnings per share	$0.31	$0.19	$0.54	$0.40
Diluted earnings per share	$0.30	$0.19	$0.53	$0.39

Weighted average shares outstanding — basic	553,813	402,833	479,377	404,357
Weighted average shares outstanding — diluted	566,710	410,674	491,065	412,840

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Mar. 31, 2006	Sept. 30, 2005
Assets:
Cash and cash equivalents	$483,410	$171,064
Short-term investments	40,000	229,819
Segregated cash and investments	7,471,254	7,595,359
Broker/dealer receivables	4,056,136	3,420,226
Client receivables	7,826,854	3,784,688
Goodwill and intangible assets	2,777,933	1,028,974
Other	297,629	186,980

Total assets	$22,953,216	$16,417,110

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$6,781,010	$4,449,686
Client payables	11,934,186	10,095,837
Prepaid variable forward derivative instrument	—	20,423
Prepaid variable forward contract obligation	—	39,518
Notes payable to affiliate	100,000	—
Long-term debt	1,900,000	—
Other	789,519	292,779

Total liabilities	21,504,715	14,898,243
Stockholders’ equity	1,448,501	1,518,867

Total liabilities and stockholders’ equity	$22,953,216	$16,417,110

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended		Six Months Ended
	Mar. 31, 2006	Mar. 25, 2005	Mar. 31, 2006	Mar. 25, 2005
Trading Activity Metrics:
Total trades (in millions)	15.8	9.5	25.5	21.1
Average commissions and clearing fees per trade	$14.04	$13.43	$13.75	$13.34
Average client trades per day	254,382	167,209	205,116	169,472
Average client trades per account (annualized)	11.7	11.7	10.9	12.0
Activity rate	4.7%	4.6%	4.3%	4.7%
Trading days	62.0	57.0	124.5	124.5

Interest Revenue Metrics:
Segregated cash:
Average balance (in billions)	$7.6	$7.9	$7.5	$7.9
Average annualized yield	4.18%	2.37%	3.98%	2.11%

Interest revenue (in millions)	$79.6	$43.5	$150.3	$84.6

Client margin balances:
Average balance (in billions)	$6.8	$3.7	$5.3	$3.5
Average annualized yield	7.37%	5.33%	7.37%	5.24%

Interest revenue (in millions)	$126.2	$45.5	$196.3	$93.4

Securities borrowing:
Average balance (in billions)	$3.3	$4.3	$3.2	$4.1
Average annualized yield	5.08%	2.62%	4.61%	2.37%

Interest revenue (in millions)	$41.4	$26.0	$73.9	$48.8

Interest revenue — other (in millions)	$6.8	$1.3	$10.9	$2.6

Interest revenue — total (in millions)	$254.0	$116.3	$431.4	$229.4

Brokerage Interest Expense Metrics:
Client credit balances:
Average balance (in billions)	$10.2	$9.7	$9.7	$9.6
Average annualized cost	0.99%	0.37%	0.90%	0.33%

Interest expense (in millions)	$25.3	$8.3	$44.0	$15.8

Securities lending:
Average balance (in billions)	$5.8	$5.1	$4.8	$4.9
Average annualized cost	3.77%	1.81%	3.49%	1.60%

Interest expense (in millions)	$54.8	$21.6	$85.6	$39.5

Brokerage interest expense — other (in millions)	$0.5	$0.3	$0.8	($0.5)

Brokerage interest expense — total (in millions)	$80.6	$30.2	$130.4	$54.8

Other Revenue Metrics:
Money market deposit account fees:
Average balance (in billions)	$6.5	N/A	$3.1	N/A
Average annualized yield	2.85%	N/A	2.85%	N/A
Fee revenue (in millions)	$45.3	N/A	$45.3	N/A

Money market mutual fund fees:
Average balance (in billions)	$12.6	$2.7	$8.0	$2.6
Average annualized yield	0.74%	0.71%	0.74%	0.72%
Fee revenue (in millions)	$23.1	$4.5	$29.6	$9.6

Other mutual fund fees:
Average balance (in billions)	$26.3	$3.2	$14.9	$3.0
Average annualized yield	0.14%	0.13%	0.14%	0.12%
Fee revenue (in millions)	$9.4	$1.0	$10.6	$1.9

Client Account and Client Asset Metrics:
Qualified accounts (beginning of period)	1,722,000	1,764,000	1,735,000	1,677,000
Qualified accounts (end of period)	3,293,000	1,730,000	3,293,000	1,730,000
Percentage increase (decrease) during period	91%	(2%)	90%	3%

Total accounts (beginning of period)	3,739,000	3,627,000	3,717,000	3,520,000
Total accounts (end of period)	6,070,000	3,665,000	6,070,000	3,665,000
Percentage increase (decrease) during period	62%	1%	63%	4%

Client assets (beginning of period, in billions)	$85.5	$79.9	$83.3	$68.8
Client assets (end of period, in billions)	$262.9	$75.6	$262.9	$75.6
Percentage increase (decrease) during period	207%	(5%)	216%	10%
NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages and per share amounts
(Unaudited)

	Quarter Ended		Six Months Ended
	Mar. 31, 2006	Mar. 25, 2005	Mar. 31, 2006	Mar. 25, 2005
Net Income Excluding Investment Gains/Losses (1)
Net income, as reported	$172,835	$77,371	$258,832	$161,780
Adjustments:
Gain on disposal of investment	(78,840)	—	(78,840)	—
Unrealized fair value adjustments of investment-related derivative instruments	—	(10,336)	11,703	2,669
Income tax effect of above adjustments	30,353	3,979	25,848	(1,028)

Net income excluding investment gains/losses	$124,348	$71,014	$217,543	$163,421

EPS Excluding Investment Gains/Losses (1)
Diluted earnings per share, as reported	$0.30	$0.19	$0.53	$0.39
Adjustments on a per share basis, net of income tax effect:
Gain on disposal of investment	(0.08)	—	(0.10)	—
Unrealized fair value adjustments of investment-related derivative instruments	—	(0.02)	0.01	0.01

EPS excluding investment gains/losses	$0.22	$0.17	$0.44	$0.40

Non-GAAP Net Income (2)
Net income, as reported	$172,835	$77,371	$258,832	$161,780
Adjustments:
Amortization of acquired intangible assets	11,281	3,144	14,790	6,814
Interest on borrowings	25,796	449	26,444	1,006
Unrealized fair value adjustments of investment-related derivative instruments	—	(10,336)	11,703	2,669
Gain on disposal of investment	(78,840)	—	(78,840)	—
Income tax effect of above adjustments	15,883	2,596	9,776	(4,038)

Non-GAAP net income	$146,955	$73,224	$242,705	$168,231

Non-GAAP EPS (2)
Diluted earnings per share, as reported	$0.30	$0.19	$0.53	$0.39
Adjustments on a per share basis, net of income tax effect:
Amortization of acquired intangible assets	0.01	0.01	0.02	0.01
Interest on borrowings	0.03	—	0.03	—
Unrealized fair value adjustments of investment-related derivative instruments	—	(0.02)	0.01	0.01
Gain on disposal of investment	(0.08)	—	(0.10)	—

Non-GAAP earnings per share	$0.26	$0.18	$0.49	$0.41

	Quarter Ended				Six Months Ended
	Mar. 31, 2006		Mar. 25, 2005		Mar. 31, 2006		Mar. 25, 2005
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
Operating Margin (3)
Operating margin	$250,627	50.4%	$144,055	62.0%	$428,987	55.4%	$314,725	63.6%
Less:
Advertising	(47,477)	(9.5%)	(27,525)	(11.8%)	(74,041)	(9.6%)	(50,635)	(10.2%)
Gain on disposal of property	219	0.0%	148	0.1%	426	0.1%	246	0.0%
Unrealized fair value adjustments of investment-related derivative instruments	0	0.0%	10,336	4.4%	(11,703)	(1.5%)	(2,669)	(0.5%)

Income before other income and income taxes	203,369	40.9%	127,014	54.6%	343,669	44.4%	261,667	52.9%
Gain on disposal of investment	78,840	15.9%	0	0.0%	78,840	10.2%	0	0.0%

Pre-tax income	$282,209	56.8%	$127,014	54.6%	$422,509	54.6%	$261,667	52.9%

EBITDA and EBITDA Excluding Investment Gains(4)
EBITDA excluding investment gains	$245,627	49.4%	$132,837	57.1%	$393,567	50.8%	$274,319	55.5%
Plus: Gain on disposal of investment	78,840	15.9%	0	0.0%	78,840	10.2%	0	0.0%

EBITDA	324,467	65.3%	132,837	57.1%	472,407	61.0%	274,319	55.5%
Less:
Depreciation and amortization	(5,181)	(1.0%)	(2,230)	(1.0%)	(8,664)	(1.1%)	(4,832)	(1.0%)
Amortization of acquired intangible assets	(11,281)	(2.3%)	(3,144)	(1.4%)	(14,790)	(1.9%)	(6,814)	(1.4%)
Interest on borrowings	(25,796)	(5.2%)	(449)	(0.2%)	(26,444)	(3.4%)	(1,006)	(0.2%)

Pre-tax income	$282,209	56.8%	$127,014	54.6%	$422,509	54.6%	$261,667	52.9%

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 24,	Mar. 25,
	2006	2005	2005	2005	2005
Liquid Assets (5)
Liquid assets	$374,423	$489,938	$396,708	$271,117	$152,227
Plus: Broker-dealer cash and cash equivalents	411,208	122,444	107,236	205,408	135,084
Less:
Non broker-dealer short-term investments	(40,000)	(302,921)	(229,819)	(20,000)	(64,375)
Excess broker-dealer regulatory net capital	(262,221)	(121,342)	(103,061)	(189,209)	(33,219)

Cash and cash equivalents	$483,410	$188,119	$171,064	$267,316	$189,717

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	Net income excluding investment gains/losses and earnings per share (EPS) excluding investment gains/losses are Non-GAAP financial measures as defined by SEC Regulation G. We define net income excluding investment gains/losses as net income, adjusted to remove the after-tax effect of investment-related gains and losses. We consider net income excluding investment gains/losses and EPS excluding investment gains/losses important measures of our financial performance. Gains/losses on investments and investment-related derivatives are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Net income excluding investment gains/losses and EPS excluding investment gains/losses should be considered in addition to, rather than as a substitute for, GAAP net income and EPS.

(2)	Non-GAAP net income and Non-GAAP earnings per share (EPS) are Non-GAAP financial measures as defined by SEC Regulation G. We define Non-GAAP net income as net income, adjusted to remove the after-tax effect of amortization of acquired intangible assets, interest on borrowings, unrealized gains and losses on investment-related derivative instruments and any unusual gains or charges. We consider Non-GAAP net income and Non-GAAP EPS important measures of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. Amortization of acquired intangible assets and unrealized gains and losses on investment-related derivative instruments are excluded because they are non-cash expenses that do not require further cash investment. Interest on borrowings is excluded because we use these measures as an indicator of the earnings available to service debt. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Non-GAAP net income and EPS should be considered in addition to, rather than as a substitute for, GAAP net income and EPS.

(3)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense, unrealized gains and losses on investment-related derivative instruments and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unrealized gains and losses on investment-related derivative instruments and unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income, net income and earnings per share.

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) and EBITDA excluding investment gains are considered Non-GAAP financial measures as defined by SEC Regulation G. We consider EBITDA and EBITDA excluding investment gains important measures of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA excluding investment gains also eliminates the effect of unusual gains that are not likely to be indicative of the ongoing operations of our business. EBITDA and EBITDA excluding investment gains should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(5)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) non broker-dealer short-term investments and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.